      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             FOREST OIL CORPORATION

                (Name of Registrant as specified in its charter)

           NEW YORK                       25-0484900
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or             Identification No.)
        organization)

                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               DANIEL L. MCNAMARA
                        CORPORATE COUNSEL AND SECRETARY
                             FOREST OIL CORPORATION
                           1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                                 ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                                  1001 FANNIN
                              HOUSTON, TEXAS 77002
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED             PROPOSED
         TITLE OF EACH CLASS OF                 AMOUNT TO        MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
       SECURITIES TO BE REGISTERED         BE REGISTERED(1)(2)    PRICE PER UNIT      OFFERING PRICE(2)    REGISTRATION FEE
Common Stock (par value $.10 per share)..        196,856              $14 7/8            $2,928,233              $888

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2) Including associated stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 9, 1997

PROSPECTUS

                                     [LOGO]

                             FOREST OIL CORPORATION

                                  COMMON STOCK

    This Prospectus relates to 196,856 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of Forest Oil Corporation, a New York corporation (the "Company" or "Forest"). The Shares are outstanding shares of Common Stock owned by the person named in this Prospectus under the caption "Selling Stockholder."

    The Selling Stockholder may from time to time sell the Shares on The Nasdaq National Market, in the over-the-counter market, on any other national securities exchange on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

    The Company will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with the offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder. See "Selling Stockholder."

    The Selling Stockholder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and profits on the sales of Shares by the Selling Stockholder and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

    The Shares have not been registered for sale by the Selling Stockholder under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transaction in the Shares should confirm the registration thereof under the securities laws of the States in which such transactions occur or the existence of any exemption from registration.

    The Common Stock is traded on The Nasdaq National Market. On July 7, 1997, the last sale price of the Common Stock on The Nasdaq National Market was $14 7/8 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                  The date of this Prospectus is July 9, 1997

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at the following addresses: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of fees prescribed by the Commission. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Similar information concerning the Company can also be inspected at the offices of The Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

    This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement"), of which this Prospectus is a part, which Forest has filed with the Commission under the Securities Act. Statements contained herein concerning the provisions of any contract or other document are necessarily summaries of such contracts or documents filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained, upon payment of fees prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Commission pursuant to the Exchange Act (File No. 0-4597):

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Annual Report");

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

        (c) The Company's Current Reports on Form 8-K dated January 28, February 7, March 7 and May 9, 1997 and on Form 8-K/A dated January 28, 1997.

    All reports and any definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to Daniel L. McNamara, Corporate Counsel and Secretary, Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202 (telephone: (303) 812-1400).

                                  THE COMPANY

    Forest and its subsidiaries are engaged in the acquisition, exploration, exploitation, development, production and marketing of natural gas and crude oil in North America. The Company, which is a successor to a company formed in 1916, has been a publicly held company since 1969. The Company is active in several of the major exploration and producing regions of the United States and Canada. The Company's principal reserves and producing properties are located in the Gulf of Mexico, Texas, Oklahoma and Canada. The Company operates from production offices located in Denver, Colorado; Lafayette, Louisiana; and Calgary, Alberta, Canada. The Company's principal offices are located at 1600 Broadway, Suite 2200, Denver, Colorado 80202 (telephone: (303) 812-1400).

                                USE OF PROCEEDS

    All of the Shares offered hereby are being offered by the Selling Stockholder. The Company will receive no part of the proceeds of any sales made hereunder.

                              SELLING STOCKHOLDER

    All of the 196,856 shares of Common Stock offered hereby are being sold by Saxon Petroleum Inc. ("Saxon").

    Robert S. Boswell and William L. Dorn, directors and executive officers of the Company, and David H. Keyte, an executive officer of the Company, are directors of Saxon.

    The Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholder, and any stock transfer taxes payable by reason of any such sale.

                              PLAN OF DISTRIBUTION

    The Selling Stockholder may from time to time sell all or a portion of the Shares on The Nasdaq National Market, in the over-the-counter market, on any other national securities exchange or U.S. automated interdealer quotation system of a registered national securities association on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) exchange distributions and/or secondary distributions in accordance with the rules of The Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) in one or more underwritten offerings; and (f) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the Selling Stockholder and/or the purchaser of the Shares may arrange for other brokers or dealers to participate in the sales process. The Selling Stockholder and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Shares by the Selling Stockholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

    There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereunder.

    Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act. The Company may also indemnify any brokers, underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

    The consolidated financial statements of Forest Oil Corporation as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of the Company, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for oil and gas sales in 1994.

    The consolidated financial statements of ATCOR Resources Ltd., which appear in the Current Report on Form 8-K/A of Forest Oil Corporation, dated January 28, 1997, have been incorporated by reference herein in reliance upon the report dated February 1, 1996 of Price Waterhouse, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Price Waterhouse is a Canadian partnership, resident in Canada.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY ANY UNDERWRITERS, AGENTS OR DEALERS OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAD BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------

Available Information..........................          2

Incorporation of Certain Documents by
 Reference.....................................          2

The Company....................................          3

Use of Proceeds................................          3

Selling Stockholder............................          3

Plan of Distribution...........................          3

Experts........................................          4

                                     [LOGO]

                             FOREST OIL CORPORATION

                                  COMMON STOCK
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  JULY 9, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses, other than underwriting discounts and commissions, in connection with the offering are as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated);

 Securities and Exchange Commission filing fee . . .    $   888
 Printing and engraving expenses . . . . . . . . . .     20,000
 Legal fees and expenses . . . . . . . . . . . . . .     15,000
 Accounting fees and expenses. . . . . . . . . . . .      3,500
 Blue sky qualification fees and expenses. . . . . .      1,000
 Miscellaneous . . . . . . . . . . . . . . . . . . .      4,612
       Total . . . . . . . . . . . . . . . . . . . .    $45,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

  Article IX of the By-laws of Forest Oil Corporation contains very broad indemnification provisions which permit the Company to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


  (a)  Exhibits:

         4.1    --    Restated Certificate of Incorporation of Forest Oil
                      Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil
                      Corporation for the quarter ended September 30, 1993
                      (File No. 0-4597).
         4.2    --    Certificate of Amendment of the Restated Certificate of
                      Incorporation dated as of July 20, 1995, incorporated
                      herein by reference to Exhibit 3(i)(a) to Form 10-Q for
                      Forest Oil Corporation for the quarter ended June 30, 1995
                      (File No. 0-4597).
         4.3    --    Certificate of Amendment of the Certificate of
                      Incorporated dated as of July 26, 1995, incorporated
                      herein by reference to Exhibit 3(i)(b) to Form 10-Q for
                      Forest Oil Corporation for the quarter ended June 30, 1995
                      (File No. 0-4597).
         4.4    --    Restated By-Laws of Forest Oil Corporation as of May 9,
                      1990, Amendment No. 1 to By-Laws dated as of April 2,
                      1991, Amendment No. 2 to By-Laws dated as of May 8, 1991,
                      Amendment No. 3 to By-Laws dated as of July 30,
                      1991, Amendment No. 4 to By-Laws dated as of January 17,
                      1992, Amendment No. 5 to By-Laws dated as of March 18,
                      1993 and Amendment No. 6 to By-Laws dated as of September
                      14, 1993, incorporated herein by reference to Exhibit
                      3(ii) to Form 10-Q for Forest Oil Corporation for the
                      quarter ended September 30, 1993 (File No. 0-4597).
         4.5    --    Amendment No. 7 to By-Laws dated as of December 3, 1993,
                      incorporated herein by reference to Exhibit 3(ii)(a) to
                      Form 10-K for Forest Oil Corporation for the year ended
                      December 31, 1993 (File No. 0-4597).
         4.6    --    Amendment No. 8 to By-Laws dated as of February 24, 1994,
                      incorporated herein by reference to Exhibit 3(ii)(b) to
                      Form 10-K for Forest Oil Corporation for the year ended
                      December 31, 1993 (File No. 0-4597).
         4.7    --    Amendment No. 9 to By-Laws dated as of May 15, 1995,
                      incorporated herein by reference to Exhibit 3(ii)(c) to
                      Form 10-Q for Forest Oil Corporation for the quarter ended
                      June 30, 1995 (File No. 0-4597).
         4.8    --    Amendment No. 10 to By-Laws dated as of July 27, 1995,
                      incorporated herein by reference to Exhibit 3(ii)(d) to
                      Form 10-Q for Forest Oil Corporation for the quarter ended
                      June 30, 1995 (File No. 0-4597).
         4.9    --    Rights Agreement between Forest Oil Corporation and Mellon
                      Securities Trust Company, as Rights Agent dated as of
                      October 14, 1993, incorporated herein by reference to
                      Exhibit 4.3 to Form 10-Q for Forest Oil Corporation
                      for the quarter ended September 30, 1993 (File No.
                      0-4597).
         4.10   --    Amendment No. 1 dated as of July 27, 1995 to Rights
                      Agreement dated as of october 14, 1993 between Forest Oil
                      Corporation and Mellon Securities Trust Company, incorporated herein by reference to Exhibit 99.5 of Form
                      8-K for Forest Oil Corporation dated October 11, 1995
                      (File No. 0-4597).

        *5      --    Opinion of Daniel L. McNamara, Counsel to the Company, as
                      to the legality of the securities being registered.

       *23.1    --    Consent of KPMG Peat Marwick LLP.
       *23.2    --    Consent of Price Waterhouse.
       *24      --    Powers of Attorney (included on the signature pages
                      hereof).

*  Filed herewith

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 9, 1997.

                                     FOREST OIL CORPORATION
                                          (Registrant)

                                     By:  /s/ William L. Dorn
                                         -------------------------------
                                         William L. Dorn
                                         Chairman of the Board

   Each person whose signature appears below hereby appoints David H. Keyte,
V. Bruce Thompson and Daniel L. McNamara and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                           TITLE                            DATE

/s/ Robert S. Boswell       President and Chief Executive Officer       July 9, 1997
------------------------
Robert S. Boswell


/s/ David H. Keyte          Vice President and Chief Financial          July 9, 1997
------------------------    Officer (Principal Financial Officer)
David H. Keyte

/s/ Joan C. Sonnen          Controller (Principal Accounting Officer)   July 9, 1997
------------------------
Joan C. Sonnen

/s/ Philip F. Anschutz      Director                                    July 9, 1997
------------------------
Philip F. Anschutz

/s/ Robert S. Boswell       Director                                    July 9, 1997
------------------------
Robert S. Boswell

/s/ William L. Britton      Director                                    July 9, 1997
------------------------
William L. Britton

/s/ Cortlandt S. Dietler    Director                                    July 9, 1997
------------------------
Cortlandt S. Dietler

/s/ William L. Dorn         Director                                    July 9, 1997
------------------------
William L. Dorn

/s/ Jordan L. Haines        Director                                    July 9, 1997
------------------------
Jordan L. Haines

 SIGNATURE                  TITLE                                       DATE

/s/ James H. Lee            Director                                    July 9, 1997
------------------------
James H. Lee


/s/ J.J. Simmons, III       Director                                    July 9, 1997
------------------------
J.J. Simmons, III

/s/ Craig D. Slater         Director                                    July 9, 1997
------------------------
Craig D. Slater

/s/ Drake S. Tempest        Director                                    July 9, 1997
------------------------
Drake S. Tempest

/s/ Michael B. Yanney       Director                                    July 9, 1997
------------------------
Michael B. Yanney